UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101 Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2017, Nasdaq’s Hearing Panel (the “Panel”) had notified the Company of deficiencies pursuant to Nasdaq’s Listing Rule 5250(c)(1) (the “Rule”) on April 18, 2017 and May 23, 2017, due to its failure to timely file its Form 10-K for the year ended December 31, 2016 and its Form 10-Q for the period ended March 31, 2017 (“First Quarter Report”). On May 10, 2017, the Company provided a submission to the Panel explaining the reason for the late filings and asking that the Panel extend its listing through June 15, 2017. The Panel delayed a decision on that issue until after May 17, 2017, the date by which the Company represented it would file its delinquent Form 10-K. The Company filed the delinquent annual report on May 17, 2017, as acknowledged by the Panel, and informed the Panel shortly thereafter that it was on target to file the late Form 10-Q and regain compliance with the filing Rule by June 15, 2017. The Company filed its delinquent First Quarter Report on Form 10-Q on June 14, 2017.

Accordingly, the Panel has confirmed by letter, dated June 15, 2017, that the Company has regained compliance with Nasdaq’s Listing Rule 5250(c)(1) and is in compliance with other applicable requirements as set forth in the decision and required for listing on The Nasdaq Stock Market, and has closed this matter.

Item 8.01	Other Events

On June 19, 2017, the Company issued a press release announcing compliance with the Rule and the Company’s continued listing on the Nasdaq Stock Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by Immune Pharmaceuticals on June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 21, 2017

IMMUNE PHARMACEUTICALS, INC.

By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Interim Chief Executive Officer